UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material pursuant to Rule 14a-12

SMARTSTOP SELF STORAGE REIT, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date filed:

SmartStop Self Storage REIT, Inc.

Your vote makes a difference. Please vote TODAY!

URGENT NOTICE – UPCOMING JUNE 16, 2021

ANNUAL STOCKHOLDER MEETING

Shareholder Name

Address

Address

Address

Address

BARCODE

Reference Number:

Dear Fellow Stockholder:

The Annual Stockholder Meeting for SmartStop Self Storage REIT, Inc., Inc. is coming up. We recently mailed you proxy materials in order for you to vote your shares for this meeting, and I am asking for your support on these important proposals.

Voting now will help us avoid costly adjournments, reminder phone calls to you and our fellow stockholders, additional mailings and emails, and ultimately increased costs.

I urge you to vote now before the deadline of June 16, 2021.

Voting takes only a few minutes and can be done over the phone. Please call:

1-866-963-5745 (toll-free)

Hours:	9:00 a.m. - 11:00 p.m. ET – Monday through Friday
12:00 p.m. - 6:00 p.m. ET – Saturday

You will connect with a representative of Computershare, the firm helping us gather votes, who will:

•	Answer your questions about the proposals;

•	Use the reference number above to locate your voting record; and

•	Take your vote over the phone, quickly and easily. This will take just a few minutes of your time.

Alternatively, you may vote your shares online by visiting www.proxy-direct.com and entering your control number and security code from the materials previously sent to you. If you need to locate those numbers, please call 1-866-963-5745. Thank you for supporting these important decisions and for investing with SmartStop Self Storage REIT, Inc.

Sincerely,

/s/ H. Michael Schwartz

H. Michael Schwartz

Chairman and CEO

SmartStop Self Storage REIT, Inc.